UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 17, 2016

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

Purchase Agreement
On February 17, 2016, Invacare Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (the “Representative”), as the representative of the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale of $130 million aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2021 (the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $20 million aggregate principal amount of the Notes solely to cover over-allotments.
The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Indenture and the Notes
The Notes were issued by the Company on February 23, 2016, pursuant to an Indenture, dated as of such date (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will bear interest at the annual rate of 5.00%, payable on February 15 and August 15 of each year, beginning on August 15, 2016, and will mature on February 15, 2021 unless earlier converted or repurchased. Unless and until the Company obtains shareholder approval under applicable New York Stock Exchange rules, the Notes will be convertible, subject to certain conditions, into solely cash. If the Company obtains such shareholder approval, the Notes may be settled in cash, the Company’s common shares or a combination of cash and the Company’s common shares, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 60.0492 common shares (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $16.65 per share, representing a conversion premium of approximately 30% above the closing price of the common shares of $12.81 per share on February 17, 2016. In addition, following certain corporate events that occur prior to the maturity date, the Company will pay a make-whole premium by increasing the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.
Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding August 15, 2020 in multiples of $1,000 principal amount, only under the following circumstances:

•
during any calendar quarter commencing after the calendar quarter ending on March 31, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s common shares for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price for the Notes on each applicable trading day;

•
during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common shares and the conversion rate for the Notes on each such trading day; or

•	upon the occurrence of specified corporate events described in the Indenture.
On or after August 15, 2020 until the close of business on the second scheduled trading day immediately preceding February 15, 2021, holders may convert their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.
The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.
If the Company undergoes a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the "fundamental change repurchase date" (as defined in the Indenture).
The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.
The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.
In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.
In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.
The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions
On February 17, 2016, in connection with the pricing of the Notes, the Company entered into convertible note hedge transactions (the “Note Hedge Transactions”) with JPMorgan Chase Bank, National Association, London Branch and Wells Fargo Bank, National Association (the “Option Counterparties”).
The Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset any cash payments the Company is required to make in excess of the principal amount due, as the case may be, upon conversion of the Notes in the event that the market price of the Company’s common shares is greater than the strike price of the Note Hedge Transactions, which is initially approximately $16.65 (subject to adjustment), corresponding to the initial conversion price of the Notes.
On February 17, 2016, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties (the “Warrant Transactions”) in which it sold net-share-settled warrants to the Option Counterparties initially relating to the same number of the Company’s common shares initially underlying the Notes, subject to customary anti-dilution adjustments. The strike price of the warrants will initially be $22.4175 per share (subject to adjustment), which is approximately 75% above the last reported sale price of the Company’s common shares on February 17, 2016. The Warrant Transactions could have a dilutive effect to the Company’s shareholders to the extent that the market price per share of the Company’s common shares, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.
The Company used $13.52 million of the net proceeds of the offering of the Notes to pay the cost of the Note Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the Warrant Transactions).
The Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.
The foregoing description of the Note Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations for the Note Hedge Transactions and the Warrant Transactions, which are attached as Exhibits 10.1 and 10.2 and Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
As described in Item 1.01 of this Current Report on Form 8-K, on February 23, 2016, the Company issued $130 million aggregate principal amount of Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the Purchase Agreement. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Unless and until the Company obtains shareholder approval under applicable New York Stock Exchange rules, the Notes will be convertible, subject to certain conditions, into solely cash. If the Company obtains such shareholder approval, the Notes may be settled in cash, the Company’s common shares or a combination of cash and the Company’s common shares, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). Neither the Notes nor the underlying common shares (if conversions of the Notes are settled through delivery of common shares) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Additionally, as described in Item 1.01 of this Current Report on Form 8-K, on February 17, 2016, the Company entered into the Warrant Transactions with the Option Counterparties. Pursuant to the Warrant Transactions, the Company issued warrants to the Option Counterparties initially relating to the same number of common shares of the Company initially underlying the Notes, with a strike price of $22.4175 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the confirmation for the Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying common shares (issuable in the event the market price per share of the common shares exceeds the strike price of the warrants (under the terms of the Warrant Transactions) on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying common shares may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01.	Regulation FD Disclosure.

On February 17, 2016, the Company issued a press release (the “Pricing Release”) announcing the pricing of the private offering of the Notes, as well as the Note Hedge Transactions and the Warrant Transactions entered into by the Company with the Option Counterparties. The Pricing Release also announced that the Company expects to use $5 million of the net proceeds from the offering to repurchase common shares of the Company.
The offering of notes is not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer or sale of notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The full text of the Pricing Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1
Purchase Agreement, dated as of February 17, 2016, by and among Invacare Corporation and the several Initial Purchasers named in Schedule 1 thereto for whom J.P. Morgan Securities LLC acted as Representative.

4.1	Indenture, dated as of February 23, 2016, by and between Invacare Corporation and Wells Fargo Bank, National Association (including the form of the 5.00% Convertible Senior Notes due 2021).

10.1	Base Call Option Transaction Confirmation, dated February 17, 2016, between JPMorgan Chase Bank, National Association, London Branch and Invacare Corporation.

10.2	Base Call Option Transaction Confirmation, dated February 17, 2016, between Wells Fargo Bank, National Association and Invacare Corporation.

10.3	Base Warrants Confirmation, dated February 17, 2016, between JPMorgan Chase Bank, National Association, London Branch and Invacare Corporation.

10.4	Base Warrants Confirmation, dated February 17, 2016, between Wells Fargo Bank, National Association and Invacare Corporation.

99.1	Press Release, dated February 17, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: February 23, 2016	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

1.1
Purchase Agreement, dated as of February 17, 2016, by and among Invacare Corporation and the several Initial Purchasers named in Schedule 1 thereto for whom J.P. Morgan Securities LLC acted as Representative.

4.1	Indenture, dated as of February 23, 2016, by and between Invacare Corporation and Wells Fargo Bank, National Association (including the form of the 5.00% Convertible Senior Notes due 2021).

10.1	Base Call Option Transaction Confirmation, dated February 17, 2016, between JPMorgan Chase Bank, National Association, London Branch and Invacare Corporation.

10.2	Base Call Option Transaction Confirmation, dated February 17, 2016, between Wells Fargo Bank, National Association and Invacare Corporation.

10.3	Base Warrants Confirmation, dated February 17, 2016, between JPMorgan Chase Bank, National Association, London Branch and Invacare Corporation.

10.4	Base Warrants Confirmation, dated February 17, 2016, between Wells Fargo Bank, National Association and Invacare Corporation.

99.1	Press Release, dated February 17, 2016.